UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 24, 2018

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)At its meeting on January 24, 2018, the Board of Supervisors (“Board”) of Suburban Propane Partners, L.P. (the “Partnership”)  and of Suburban Propane, L.P. (the “Operating Partnership”), acting pursuant to the authority granted to the Board under the limited partnership agreement of each of the Partnership and the Operating Partnership, adopted Amendment No. 2 to the limited partnership agreement of each of the Partnership and the Operating Partnership in response to certain changes to the Internal Revenue Code enacted by the Bipartisan Budget Act of 2015 relating to partnership audit and adjustment procedures.

The foregoing description in this Current Report of the amendments to the limited partnership agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments, copies of which are filed as exhibits to this Current Report, and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)      Exhibits.

3.1	Amendment No. 2, dated January 24, 2018, to the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 19, 2006, as amended as of July 31, 2007.

3.2	Amendment No. 2, dated January 24, 2018, to the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of October 19, 2006, as amended as of June 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

By:       /s/  PAUL ABEL

Name:Paul Abel

Title:	Senior Vice President, General Counsel & Secretary

Date: January 24, 2018